WARRANT AGREEMENT



                                   Among



                        FORMAN PETROLEUM CORPORATION


                                    And


          EACH OF THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES
            ATTACHED HERETO OR OTHERWISE PARTY TO THIS AGREEMENT





                              January 14, 2000

                             WARRANT AGREEMENT

     THIS WARRANT AGREEMENT dated as of January 14, 2000 (this "Agreement") is entered into by and among Forman Petroleum Corporation, a Louisiana corporation (the "Company"), and each of the other Persons listed on the signature pages attached hereto or otherwise party to this Agreement.

                           W I T N E S S E T H :

     WHEREAS, subject to the terms and conditions of this Agreement, the Company will issue 50,000 Series A Warrants (the "Series A Warrants"), 150,000 Series B Warrants (the "Series B Warrants"), 150,000 Series C Warrants (the "Series C Warrants") and 150,000 Series D Warrants (the "Series D Warrants") to purchase, respectively, 50,000, 150,000, 150,000 and 150,000 shares (subject to adjustment as provided herein) of Common Stock (as hereinafter defined) of the Company; and

     WHEREAS, the Warrants (as hereinafter defined) will be initially issued to each of the other Persons listed on the signature pages attached hereto or otherwise party to this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

     Section 1. DEFINED TERMS.   The  following capitalized terms when used
in this Agreement shall have the following meanings:

     "Affiliate" means, with respect to any specified Person, (a) any subsidiary of such Person, (b) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (c) any other Person that owns, directly or indirectly, 10% or more of such specified Person's capital stock, (d) any officer or director of (i) any such specified Person, (ii) any subsidiary of such specified Person, or (iii) any Person described in clause (b) or
(c) above; or (e) any heir or legatee or other Person having a relationship with any natural Person directly or indirectly controlling or controlled by or under common control with such other Person described in this clause
(e). For purposes of this definition, "control," with respect to any specified Person, means the possession of the power, whether or not exercised, to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     a "business day" means a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of Louisiana.

     "Closing Price" for any Security that is regularly traded on any market on each business day means: (i) if such Security is listed or admitted to trading on any national stock exchange, the closing price on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (ii) if such Security is not then listed or admitted to trading on any national stock exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable national quotation source designated by the Company or the principal broker making a market in such Security. If there are no such prices on a business day, then the Closing Price shall not be determinable for such business day.

     "Common Stock" means the common stock, no par value, of the Company.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Convertible Securities" shall have the meaning set forth in Section 8(e) of this Agreement.

     "Current Market Price" means, if the Common Stock is traded on a national stock exchange, the Nasdaq National Market or the over-the-counter market, the average of the Closing Price over the ten (10) trading days immediately preceding the date of valuation at which the Common Stock has traded.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exercise Price" shall mean the Series A Exercise Price, the Series B Exercise Price, the Series C Exercise Price and/or the Series D Exercise Price, as appropriate.

     "Expiration Date" shall have the meaning set forth in Section 6 of this Agreement.

     "Forman" shall mean McLain J. Forman.

     "Holders" shall have the meaning set forth in Section 4 of this Agreement.

     "Independent Financial Expert" shall mean an investment banking firm selected by the Company (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company,
(iii) that has not been retained by the Company or any of its Affiliates for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the board of directors of the Company, is otherwise qualified to serve as an independent financial advisor.

     "Nasdaq" means the Nasdaq Stock Market.

     "Nasdaq National Market" means the Nasdaq National Market of Nasdaq.

     "Permitted Forman Transferee" shall mean any friend of Forman or immediate member of Forman's family who receives Warrants from Forman by gift, donation or other gratuitous inter vivos transfer.

     "Permitted Transfer"  means  any  transfer  of  a  Warrant pursuant to
Section 5 of this Agreement.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Public Offering" means any underwritten public offering, initiated by resolution of the board of directors of the Company, of the Common Stock pursuant to an effective registration statement filed under the Securities Act.

     "Registration  Rights  Agreement" shall have the meaning set forth  in
Section 22 of this Agreement.

     "Reorganizations" shall have the meaning set forth in Section 8(i) of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series A Exercise Price" shall have the meaning set forth in Section 6(b) of this Agreement.

     "Series A Warrants" shall have the meaning set forth in the recitals to this Agreement.

     "Series B Exercise Price" shall have the meaning set forth in Section 6(b) of this Agreement.

     "Series B Warrants" shall have the meaning set forth in the recitals to this Agreement.

     "Series C Exercise Price" shall have the meaning set forth in Section 6(b) of this Agreement.

     "Series C Warrants" shall have the meaning set forth in the recitals to this Agreement.

     "Series D Exercise Price" shall have the meaning set forth in Section 6(b) of this Agreement.

     "Series D Warrants" shall have the meaning set forth in the recitals to this Agreement.

     "Specified Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be: (i) if the Security is not regularly traded in any market, the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, which determination shall be final and binding upon the Holders; provided that if any of the Holders of 20% or more of the warrants disagree with such valuation by the board of directors and provide notice of such disagreement to the Company requesting an independent valuation, then the Company shall select an Independent Financial Expert who shall determine the value of such Security and whose customary compensation shall be provided by the Holders requesting such independent valuation; (ii) if the Security is regularly traded in any market, the average of the Closing Prices for each business day during the period commencing 10 business days before such date and ending on the date one day prior to such date or, if the Security has been regularly traded for less than 30 consecutive business days before such date, then the average of the Closing Prices for all of the business days before such date for which Closing Prices are available; provided that, if the Closing Price is not determinable for at least 15 business days in such period, the Specified Value of the Security shall be determined as if the Security was not regularly traded; or (iii) if the Security is registered under the Exchange Act and is being sold in a firm commitment underwritten public offering registered under the Securities Act, the public offering price of such Security set forth on the cover page of the prospectus relating to such offering.

     "Stockholders' Agreement" means that certain Stockholders' Agreement dated the date hereof by and among the Company and the parties listed on the signature pages thereto or otherwise party to such agreement.

     "Transfer Agent" shall have the meaning set forth in Section 11 of this Agreement.

     "Warrant Certificates" shall have the meaning set forth in Section 2 of this Agreement.

     "Warrant Number" shall mean the number of shares of Common Stock issuable upon the exercise of each Warrant, subject to adjustment as provided in Section 8 of this Agreement, which number shall initially be one.

     "Warrant Register"   shall  mean the register maintained at the office
of the Company pursuant to Section 4 hereof in which the names of the Holders of Warrants shall be registered.

     "Warrant Shares" means the shares of Common Stock and other securities issuable upon exercise of the Warrants.

     "Warrants" shall mean, collectively, the Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants.

     Section 2. WARRANT CERTIFICATES. The Company will issue and deliver a certificate or certificates evidencing the Warrants (the "Warrant Certificates") pursuant to this Agreement. Such Warrant Certificates shall indicate which series of Warrants are represented thereby and shall be substantially in the form set forth as Exhibit "A" attached hereto. The Warrant Certificates shall be dated the date of issuance by the Company.

     Section   3.   EXECUTION  OF  WARRANT   CERTIFICATES.    The   Warrant
Certificates shall be signed on behalf of the Company by its Chief Executive Officer or a Vice President. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chief Executive Officer or Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and, for such purpose, the Company may adopt and use the facsimile signature of any person who shall have been Chief Executive Officer or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. Each Warrant Certificate shall also be signed on behalf of the Company by a manual or facsimile signature of its Secretary or an Assistant Secretary.

     Section 4. REGISTRATION. The Company shall number and register the Warrant Certificates in the Warrant Register maintained for such purpose as they are issued. The Company may deem and treat the registered holder(s) from time to time of the Warrant Certificates, including any transferee pursuant to a Permitted Transfer, (the "Holders") as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     Section 5. RESTRICTIONS ON TRANSFER; REGISTRATION OF TRANSFERS.

     (a) Prior to any sale, assignment or other transfer (a "transfer") or proposed transfer of the Warrants, unless such transfer is made pursuant to an effective registration statement under the Securities Act, the transferring Holder will, if requested by the Company, deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants may be sold or otherwise transferred without registration under the Securities Act;
provided, however, that with respect to transfers by a Holder to its Affiliate or transfers by Forman to Permitted Forman Transferees, no such opinion shall be required. After receipt of the opinion of counsel, if requested by the Company, the Company shall, within five days thereof, notify the Holder of such Warrants as to whether such opinion is reasonably satisfactory, or if the Company does not so notify such Holder within such five day period, such Holder shall thereupon be entitled to effect such transfer of such Warrants. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate shall bear the legend included on the first page of Exhibit A, unless in the opinion of such counsel, such legend is no longer required by the Securities Act and each certificate representing Warrant Shares shall bear the legend(s) specified by the Stockholders' Agreement.

     (b) The Company shall, upon compliance with the terms of Section 5(a), register the Permitted Transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by the Company upon surrender of such Warrant Certificates at the office of the Company maintained for such purpose pursuant to Section 18, accompanied by (i) a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and (ii) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such Permitted Transfer. Upon any such registration of transfer, the Company shall execute and deliver a new Warrant Certificate to the transferee Holder(s) and in the denominations specified in such instrument of assignment and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. Subject to the terms of Section 6 hereof, a Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

     (c) If and when any outstanding Warrant Certificate is assigned in blank (in case the restrictions on transferability shall have been terminated), the Company may (but shall not be obliged to) treat the bearer of such certificate as the absolute owner of such Warrant for all purposes and the Company shall not be affected by any notice to the contrary.

     (d) Subject to compliance with this Section 5, any outstanding Warrant Certificates may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which the new Warrants are to be issued, signed by the Holder of the surrendered Warrant Certificates or its agent or attorney.

     Section 6. WARRANTS; EXERCISE OF WARRANTS.

     (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date of issuance of the Warrants and until 5:00 p.m., New York time, on January 14, 2007 (the
"Expiration Date"), to receive from the Company the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares (and such other consideration), free from all liens and other encumbrances thereon, which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided, however, that no Series B Warrant may be exercised until all Series A Warrants owned by such Holder have been exercised; and provided further, that no Series C Warrant may be exercised until all Series A Warrants and Series B Warrants owned by such Holder have been exercised; and provided further, that no Series D Warrant may be exercised until all Series A Warrants, Series B Warrants and Series C Warrants owned by such Holder have been exercised. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

     (b) The price at which each Warrant shall be exercisable shall be as follows:

          (i)  The   price   at  which  each  Series  A  Warrant  shall  be
               exercisable,  (the   "Series   A   Exercise  Price"),  shall
               initially be $34.74 per Warrant Share.

          (ii) The  price  at  which  each  Series  B  Warrant   shall   be
               exercisable,   (the   "Series   B  Exercise  Price"),  shall
               initially be $92.80 per Warrant Share.

          (iii)The  price  at  which  each  Series  C   Warrant   shall  be
               exercisable (the "Series C Exercise Price"), shall initially be $117.80 per Warrant Share.

          (iv) The   price   at  which  each  Series  D  Warrant  shall  be
               exercisable (the "Series D Exercise Price"), shall initially be $137.80 per Warrant Share.

          (v) As used herein, the term "Exercise Price" shall mean the Series A Exercise Price, the Series B Exercise Price, the Series C Exercise Price and/or the Series D Exercise Price, as appropriate.

     (c) Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part, during normal business hours on any business day prior to the Expiration Date. A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (as provided for in Section 18 hereof) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Prior to the issuance and delivery of any Warrant Shares by the Company pursuant to this Section 6, each Holder exercising such Warrants shall be required to execute the Stockholders' Agreement, unless such Holder is already a party thereto. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company.

     (d) Subject to the provisions of Section 8 hereof, upon such surrender of Warrant Certificates, execution of the Stockholders'
Agreement, if required, and payment of the Exercise Price, the Company shall issue and cause to be delivered, as promptly as practicable, to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section 12 hereof. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the close of business on the date of the surrender of such Warrants, execution of the Stockholders' Agreement, if required, and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares. In the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 6 and of Section 4 hereof. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

     (e) In the event the Company has completed a Public Offering, in addition to and without limiting the rights of the Holder under the terms hereof, at a Holder's option, a Warrant Certificate may be exercised by being converted in whole or in part at any time or from time to time prior to the Expiration Date for a number of shares of Common Stock having an aggregate Specified Value on the date of such exercise equal to the difference between (x) the Specified Value of the number of Warrant Shares in respect of which such Warrant Certificate is then exercised and (y) the aggregate Exercise Price for such shares in effect at such time. The following equation illustrates how many Warrant Shares would then be issued upon exercise pursuant to this Section 6(e):

                        X = [N <multiply> (CMV - PSP)] <divide> CMV

     where:

     CMV  =  Current Market Value per Warrant Share at date of exercise.
     PSP  =  Per share Exercise Price at date of exercise.
     N    =  Number  of  Warrant  Shares  in  respect of which the  Warrant
             Certificate is being exercised by conversion.
     X    =  Number of Warrant Shares issued upon exercise by conversion.

Upon any such exercise, the number of Warrant Shares purchasable upon exercise of such Warrant Certificate shall be reduced by the number of Warrant Shares so converted and, if a balance of purchasable Warrant Shares remain after such exercise, the Company shall execute and deliver to the Holder thereof a new Warrant Certificate for such balance of Warrant Shares. No payment of any cash or other consideration to the Company shall be required from the Holder of a Warrant in connection with any exercise thereof by conversion pursuant to this Section 6(e). Such conversion shall be effective upon the date of execution of the Stockholders' Agreement, if required, and receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder thereof that the conversion pursuant to this Section 6(e) be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of Warrant Shares issuable in such conversion shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Specified Value of a Warrant Share on the date of the conversion.

     Section 7. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     Section 8. ADJUSTMENT OF WARRANT NUMBER. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 8. Anything contained in this Section 8 notwithstanding, any adjustment made pursuant to any provision of this Section 8 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this Section 8 on account of the same facts or events.

     (a)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company:

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

          (iii)combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

          (iv) makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

          (v) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the time of payment or distribution, as appropriate, in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsection (b) or (c) of this Section 8, no further adjustment shall be made under this subsection (a). The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock, unless the Holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this Section 8.

     (b) ADJUSTMENT FOR RIGHTS ISSUE. If the Company distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the following formula:

                W'   =   W <multiply> {(O + N) <divide> [O + [(N <multiply>
P) <divide> M]]}

     where:

     W' = the adjusted Warrant Number.
     W  = the Warrant Number  immediately  prior to the record date for any such distribution.
     O  = the number of shares of Common Stock  outstanding  on the  record date for any such distribution.
     N  = the  number  of  additional shares of Common Stock issuable  upon exercise of such rights, options or warrants.
     P = the exercise price per share of such rights, options or warrants. M = the Specified Value per share of Common Stock on the record date for any such distribution.

     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued; provided, however, to the extent that any Warrants have been exercised prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered pursuant to such exercise shall not be subject to any readjustment. In any case in which this Section 8(b) shall require that an adjustment in the Warrant Number be made effective immediately after the record date for a specified event, the company may elect to defer until the exercise of such rights, options or warrants issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Warrant Number in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the exercise of such rights, options or warrants.

     (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of any class of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries, or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other Securities of the Company, the Warrant Number shall be adjusted in accordance with the following formula:

                         W'  =  W <multiply> [M <divide> (M - F)]

     where:

     W'   =    the adjusted Warrant Number.
     W    =    the  Warrant  Number  immediately  prior  to the record date mentioned below.
     M    =    the Specified Value per share of Common Stock  on the record date mentioned below.
     F    =    the Specified Value on the record date mentioned  below with respect to any other Securities or the fair market  value on
               the   record  date  mentioned  below  with  respect  to  any
               indebtedness,    assets,   rights,   options   or   warrants
               distributable to the holder of one share of Common Stock.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date; provided, however, to the extent that any Warrants have been exercised prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered pursuant to such exercise shall not be subject to any readjustment. In any case in which this Section 8(c) shall require that an adjustment in the Warrant Number be made effective immediately after the record date for a specified event, the company may elect to defer until the exercise of such rights, options or warrants issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Warrant Number in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the exercise of such rights, options or warrants.

     This subsection does not apply to any transaction described in subsection (a) of this Section 8 or to rights, options or warrants referred to in subsection (b) or (d) of this Section 8.

     Such fair market value shall be determined in good faith by the by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, which determination shall be final and binding upon the Holders.

     (d) ADJUSTMENT FOR COMMON STOCK ISSUE. If the Company issues shares of Common Stock (including treasury shares) for a consideration per share less than the Specified Value per share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the following formula:

                      W'  =  W <multiply> {A <divide> [O + (P <divide> M)]}

     where:

     W' = the adjusted Warrant Number.
     W  = the Warrant Number immediately prior to any such issuance.
     O  = the  number  of shares of Common  Stock  outstanding  immediately prior to the issuance of such additional shares of Common Stock. P = the aggregate consideration received for the issuance of such additional shares of Common Stock.
     M  = the  Specified Value per share of Common Stock  on  the  date  of issuance of such additional shares.
     A = the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 8 or the issuances described below:

          (i) The issuance of Common Stock upon the conversion, exercise or exchange of any Convertible Securities (as defined below), including the Warrants, outstanding on the date hereof or for which an adjustment has been made pursuant to this Section 8; or

          (ii) (A) The grant of rights to purchase shares of Common Stock and the issuance of such shares of Common Stock upon exercise of such rights, to directors, members of management or employees of the Company and its subsidiaries pursuant to management incentive plans, employee incentive plans, stock option and stock purchase plans or agreements adopted by the board of directors of the Company and (B) following the acquisition by the Company of any of the rights or shares referred to in clause (A) the reissuance of any such acquired rights and the issuance of shares of Common Stock upon exercise thereof and (C) the grant of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Company and its subsidiaries.

     (e) ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE. If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities") (other than securities issued in transactions described in subsection (b) or (c) of this Section 8) for a consideration per share of Common Stock deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with the following formula:

                   W'  =  W <multiply>  {(O  + D) <divide> [O + (P <divide>
M)]}

     where:

     W' = the adjusted Warrant Number.
     W  = the Warrant Number immediately prior to any such issuance.
     O  = the  number  of  shares of Common Stock  outstanding  immediately prior to the issuance of such securities.
     P = the sum of the aggregate consideration received for the issuance of such securities and the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.
     M  = the Specified  Value  per  share  of  Common Stock on the date of issuance of such securities.
     D = the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities shall be increased or decreased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased or decreased minimum consideration. To the extent that any Warrants have been exercised prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered pursuant to such exercise shall not be subject to any readjustment. In any case in which this Section 8(e) shall require that an adjustment in the Warrant Number be made effective immediately after any such issuance, the company may elect to defer until the conversion, exchange or exercise of such securities issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Warrant Number in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the conversion, exchange or exercise of such securities.

     This subsection (e) does not apply to the issuance of the Warrants or to any of the transactions described in paragraph (b) of this Section 8 or excluded from the provisions of paragraph (d) of this Section 8.

     (f)  CONSIDERATION   RECEIVED.   For   purposes  of  any   computation
respecting consideration received pursuant to subsections (d) and (e) of this Section 8, the following shall apply:

          (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash
               (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

          (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the board of directors of the Company; and

          (iii)in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and
               (ii) of this subsection).

     (g) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 1% in the Warrant Number. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 8 shall be made to the nearest 1/100th of a share.

     (h) WHEN NO ADJUSTMENT REQUIRED. If an adjustment is made upon the establishment of a record date for a distribution subject to subsection
(a), (b) or (c) of this Section 8 and such distribution is subsequently canceled, the Warrant Number then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

     (i) REORGANIZATIONS. Except as set forth below, in case of any capital reorganization, other than in the cases referred to in subsections
(a), (b), (c), (d), (e) or (f) of this Section 8, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale, transfer or other disposition of all or substantially all of the property of the Company (collectively, such actions being hereinafter referred to as "Reorganizations"), then each Holder of Warrants which are exercisable, shall have the right to receive notice from the Company of such Reorganization at least thirty (30) days prior to the closing date of such Reorganization, which notice shall include a copy of the operative Reorganization documents or a summary of their operative terms. Thereafter, the Holders of exercisable Warrants shall have until ten (10) days prior to the closing date of the Reorganization, to exercise such Warrants and participate in such Reorganization on the terms negotiated by the Company. If such exercisable Warrants are not then exercised, such Warrants, and, in any event, all Warrants that are not then exercisable, shall terminate as of the closing date of such Reorganization. If the Company merges with or into any Person in a stock-for-stock merger, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities which the Holder of a Warrant would have owned immediately after the merger if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such merger, the corporation formed by or surviving any such merger, if other than the Company, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement and shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     (j) FORM OF WARRANTS. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     (k) MISCELLANEOUS. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 8, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances. For purpose of this
Section 8 the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as common stock of the Company as of the date of this Agreement, (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value and (iii) shares of common stock of the Company or options, warrants or rights to purchase common stock of the Company or evidences of indebtedness, shares of stock or securities convertible into or exchangeable for shares of common stock of the Company outstanding on the date hereof and shares of common stock of the Company issued upon exercise, conversion or exchange of such securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (k) of this Section 8, inclusive, and the provisions of Sections 4, 5, 6 and 11 hereof with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

     Section  9. NOTICES TO  HOLDERS.   Upon  any  adjustment  pursuant  to
Section 8 hereof, the Company shall thereafter (a) cause to be filed with the Company a certificate signed by the principal financial officer of the Company setting forth the Warrant Number after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (b) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 9.

     In case:

     (i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

     (ii) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

     (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer all or substantially all of the properties and assets of the Company, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 15 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of Section 18 hereof, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (C) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Section 10. REDEMPTION.

     (a) The Series A Warrants, Series B Warrants, Series C Warrants and/or Series D Warrants may be redeemed, at the option of the Company, as a whole series and not in part, at any time after they become exercisable and prior to the Expiration Date, at the office of the Company maintained pursuant to Section 18 hereof, at the price of $0.01 per Warrant ("Redemption Price"), provided that the Common Stock has been registered under the Exchange Act, and provided further that the Closing Price of the Common Stock has been at least one hundred and seventy-five percent (175%) of the Exercise Price on each of the thirty (30) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, the satisfaction of which condition shall be certified by the Company, and provided further, that with respect to Warrants held by Forman, he is entitled to exercise a demand registration with respect to the underlying shares of Common Stock pursuant to Section 2(d) of the Registration Rights Agreement.

     (b) In the event the Company shall elect to redeem all of one or more series of Warrants, the Company shall fix a date for redemption. Notice of redemption shall be mailed by the Company in accordance with Section 19 hereof not less than thirty (30) days prior to the date fixed for redemption to the registered Holders of the Warrants to be redeemed.

     (c)  The Warrants to be redeemed  may  be exercised in accordance with
Section 6 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 10(b) hereof and prior to the time and date fixed for redemption. On and after the redemption date, the Holder of Warrants to be redeemed shall have no further rights except to receive, upon surrender of such Warrants to be redeemed, the Redemption Price.

     Section 11. RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights (except as otherwise provided herein), out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants, but such shares of Common Stock shall be subject to the terms and conditions of the Stockholders' Agreement.

     The Company or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants (collectively, the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with any such Transfer Agent. The Company will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9 hereof.

     Before taking any action which would cause  an  adjustment pursuant to
Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue duly authorized, fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free, subject to Section 7 hereof, from all taxes, liens, charges and security interests with respect to the issue thereof, but such Warrant Shares shall be subject to the terms and conditions of the Stockholders' Agreement.

     Section 12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Specified Value of the Warrant Share so issuable multiplied by such fraction.

     Section 13. MUTILATED OR MISSING WARRANT CERTIFICATES. If a mutilated Warrant Certificate is surrendered to the Company, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate. If required by the Company such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. If any institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify the Company or, at the option of such institutional Holder, an indemnity bond in the amount of the Specified Value of the Warrant Shares for which such Warrant Certificate was exercisable.

     Section 14. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the Holders of its Common Stock with respect to which any provision of Section 8 refers to the taking of a record of such Holders, the Company will in each such case take such a record and will take such record as of the close of business on a business day. The Company will not at any time, except
(a) upon  dissolution,  liquidation  or  winding up, or (b) for purposes of declaring and paying a dividend or matters related to voting by stockholders of the Company, close its stock transfer books or the Warrant Register so as to result in preventing or delaying the exercise or transfer of any Warrant.

     Section 15. LIMITATION OF LIABILITY. No provision hereof in the absence of affirmative action by the Holder of a Warrant to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of a Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 16. RIGHTS OF THE HOLDER. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders, prior to the exercise of such Warrants, any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holders are limited to those expressed in this Agreement.

     Section 17. COMPANY INFORMATION. The Company agrees that so long as any Warrants remain outstanding and so long as the Company shall not have registered any of its securities pursuant to Section 12 of the Exchange Act, or filed a registration statement pursuant to the requirements of the Securities Act, the Holders will be entitled to receive, upon written request, the same financial information as made available to the holders of common stock pursuant to the Stockholders' Agreement.

     Section 18. OFFICE OF THE COMPANY. As long as any of the Warrants remains outstanding, the Company shall maintain an office in New Orleans, Louisiana where the Warrants may be presented for exercise, transfer, division or combination as provided for herein. Such office shall be located at 650 Poydras Street, Suite 2200, New Orleans, Louisiana 70130, unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the Holders of all outstanding Warrants.

     Section 19. NOTICES TO THE COMPANY AND HOLDERS. All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by hand-delivery, first-class mail, facsimile or overnight air courier guaranteeing next day delivery addressed to the Company at its principal office located at 650 Poydras Street, Suite 2200, New Orleans, Louisiana 70130 (facsimile no.: 504-522-1796) and to each of the Holders at its address appearing on the Warrant Register. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two business days after mailing); when receipt acknowledged, if faxed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties and Holders may change the addresses to which notices are to be given by giving five days' prior written notice of such change in accordance herewith.

     Section   20.  CERTAIN  SUPPLEMENTS  AND  AMENDMENTS;  AMENDMENTS  AND
WAIVERS.

     (a) The Company may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable; provided that any such supplement or amendment shall not in any way adversely affect the interests of the Holders.

     (b) This Agreement may be amended by the affirmative vote of Holders holding Warrants to purchase not less than two-thirds of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants; provided that, except as expressly provided herein, the Agreement may not be amended, without the consent of each Holder whose rights would be affected by such amendment, to change (i) any price at which the Warrant may be exercised, (ii) the period during which the Warrant may be exercised, (iii) the number or type of securities to be issued upon the exercise thereof or
(iv) the provisions of this Section 20; and provided further that the Agreement may not be amended to provide for the issuance of additional warrants to purchase shares of the Company's Common Stock without the consent of each Warrant Holder.

     (c) The Company agrees it will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or any Warrant unless each Holder (irrespective of the amount of Warrants then owned by it) shall substantially concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information (including any offer of remuneration) to enable it to make an informed decision with respect thereto which information shall be the same as that supplied to each other Holder. The Company will not directly or indirectly, pay or cause to be paid any remuneration whether by way of supplement or additional interest fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or any Warrant unless such remunerations is concurrently paid on the same terms, ratably to each Holder whether or not such Holder signs such waiver or consent, provided that the foregoing is not intended to preclude the adoption of any amendment or the giving of any waiver by the Holders of a majority of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants, to the extent permitted by the other provisions of this Section 20.

     Section 21. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND ALL ISSUES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT DETERMINATIONS RELATING TO CORPORATE LAW SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

     Section 22. ENTIRE AGREEMENT. This Agreement, together with the Stockholders' Agreement and the Registration Rights Agreement dated as of the date hereof, by and among the Company and the parties thereto (the "Registration Rights Agreement") constitute the entire agreement and understanding of the parties hereto and respective of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than expressly set forth or referred to herein or therein. This Agreement, the Stockholders' Agreement and the Registration Rights Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     Section 23. MISCELLANEOUS.

     (a) This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns, including but not limited to the heirs and legatees of Forman.

     (b) Section headings are inserted for convenience only and do not form a part of this Agreement.

     (c)  This   Agreement  shall  terminate  if  all  Warrants  have  been exercised pursuant to this Agreement.

     (d) Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

     (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                         *  *  *  *  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 FORMAN PETROLEUM COMPANY


                                 By: /s/ McLain J. Forman
                                    ---------------------------------
                                   Name: McLain J. Forman
                                   Title: CEO


                                 TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                                 TCW/CRESCENT MEZZANINE TRUST
                                 TCW/CRESCENT MEZZANINE INVESTMENT
                                    PARTNERS, L.P.

                                 By:  TCW/Crescent Mezzanine, L.L.C.,
                                      its General Partner or Managing
                                      Director

                                 By: /s/ Nicholas W. Tell, Jr.
                                    ---------------------------------
                                   Name: Nicholas W. Tell, Jr.
                                   Title: Managing Director

                                 By: /s/ Darryl L. Schall
                                    ---------------------------------
                                   Name: Darryl L. Schall
                                   Title: Senior Vice President

                                 TCW SHARE OPPORTUNITY FUND II, L.P.

                                 By:  TCW Asset Management Company,
                                     its Investment Manager

                                 By: /s/ Nicholas W. Tell, Jr.
                                    ---------------------------------
                                   Name: Nicholas W. Tell, Jr.
                                   Title: Managing Director

                                 By: /s/ Darryl L. Schall
                                    ---------------------------------
                                   Name: Darryl L. Schall
                                   Title: Senior Vice President


                                 TCW LEVERAGED INCOME TRUST, L.P.

                                 By:  TCW Advisors (Bermuda), Ltd.,
                                     As General Partner

                                 By:  /s/ Nicholas W. Tell, Jr.
                                    ---------------------------------
                                   Name:  Nicholas W. Tell, Jr.
                                   Title: Managing Director


                                 By:  TCW Investment Management Company,
                                     As Investment Advisor

                                 By: /s/ Darryl L. Schall
                                    ---------------------------------
                                   Name: Darryl L. Schall
                                   Title: Senior Vice President

                                 JEFFERIES & COMPANY, INC.


                                 By:  /s/ Jerry M. Gluck
                                    ---------------------------------
                                   Name:  Jerry M. Gluck
                                   Title: Executive Vice President

                              BANKAMERICA INVESTMENT CORP.


                              By:   /s/ P.F. Van Winkle
                                   ---------------------------------
                                   Name: P.F. Van Winkle
                                   Title: Attorney-in-Fact

                              KOCH INDUSTRIES, INC.


                              By:    /s/ James R. McBride
                                    ---------------------------------
                                   Name: James R. McBride
                                   Title:

                                   /s/ McLain J. Forman
                              ---------------------------------
                                     McLain J. Forman

                         ------------------------------------------------
                             Type or Print Name of Beneficial Holder



                              By:
                                   ---------------------------------
                                   Name:
                                   Its:


                              Address:
                                      ------------------------------
                                      ------------------------------
                                      ------------------------------
                                      ------------------------------

                                                                   EXHIBIT A

                        FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JANUARY 14, 2000, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT AND A STOCKHOLDERS' AGREEMENT DATED AS OF JANUARY14, 2000, AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES THERETO. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CONDITIONS SPECIFIED IN SUCH AGREEMENTS AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS CERTIFICATE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SHARES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION THEREFROM AND ARE ALSO SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT.

No. _____                                         ______ Series ___ Warrants


                       SERIES ___ WARRANT CERTIFICATE

                        FORMAN PETROLEUM CORPORATION

     This Series ___ Warrant Certificate certifies that ___________________________, or registered assigns, is the registered holder of the number of Series ___ Warrants (the "Warrants") set forth above to purchase Common Stock, no par value (the "Common Stock"), of Forman Petroleum Corporation, a Louisiana corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share"), at the initial exercise price per share (the "Exercise Price") of $_____, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the Stockholders' Agreement and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant is exercisable at any time prior to 5:00 p.m., New York time, on January 14, 2007.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of January 14, 2000 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

     The holder hereof may exercise the Warrants evidenced hereby under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, and, to the extent the Warrants are not being exchanged pursuant to the Warrant exchange provisions of Section 6 of the Warrant Agreement, together with payment of the Exercise Price in cash or by certified or bank check at the office of the Company designated for such purpose. Prior to the issuance and delivery of any Warrant Shares upon the exercise of the Warrants represented hereby, the holder hereof will be required to execute the Stockholders' Agreement, unless the holder is already a party to the Stockholders' Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that upon the occurrence of certain events, the number of Warrant Shares issuable upon exercise of a Warrant set forth on the face hereof may, subject to certain conditions, be adjusted.

     The holder hereof will have certain registration rights and other rights and obligations with respect to the Warrant Shares as provided in the Registration Rights Agreement dated as of January 14, 2000 by and among the Company and the persons party thereto. Copies of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

     Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its Chief Executive Officer or Vice President and by its Secretary or Assistant Secretary.

Dated:  ______________


                                   FORMAN PETROLEUM CORPORATION


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:

                        FORM OF ELECTION TO PURCHASE
                 (To Be Executed Upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to:

     (Check Applicable Box)

     <square>receive  _____________  shares  of  Common  Stock  and herewith tenders payment for such shares to the order of Forman Petroleum Corporation in the amount of $____________ in accordance with the terms hereof.

     <square>exchange Warrants  to  purchase  ____________  shares of Common
          Stock as payment for such number of shares of Common Stock as determined in accordance with the Warrant exchange procedures of
          Section 6 of the Warrant Agreement.

     The undersigned requests that a certificate for such shares be registered in the name of _________________________, whose address is__________________________________ and that such shares be delivered to
__________________, whose address is____________________________.

     If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________________________, whose address is
________________________________________,  and that such Warrant Certificate
be     delivered     to_______________________,     whose     address     is
_________________________________________.


                                   Signature(s):


                                   ____________________________________



                                   ____________________________________


NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date:  _____________

                             FORM OF ASSIGNMENT
         (To Be Signed Only Upon Assignment of Warrant Certificate)

FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto _________________________ whose address is _________________________________________ and whose social security number or other identifying number is ____________________, the within Warrant Certificate, together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint ____________________________, attorney, to transfer said Warrant Certificate on the books of the within-named corporation, with full power of substitution in the premises.


                                   Signature(s):


                                   ____________________________________



                                   ____________________________________


NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date:  ______________